Exhibit 107

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

Simon Property Group, L.P.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)
Fees to be paid	Debt	6.250% Notes due 2034	Rule 457(r)	$500,000,000	99.014%	$495,070,000	0.00014760	$73,073
	Debt	6.650% Notes due 2054	Rule 457(r)	$500,000,000	98.806%	$494,030,000	0.00014760	$72,919
	Total Offering Amounts					$989,100,000		$145,992
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$145,992

(1)	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrants’ Registration Statement on Form S-3 (No. 333-253559-01), in accordance with Rules 456(b) and 457(r) under the Securities Act.